Exhibit 10.1
Amendment to Service Agreement
THIS AMENDMENT TO SERVICE AGREEMENT (this “Amendment”) is made and entered into effective as of August 30, 2023 (the “Amendment Effective Date”), by and between IPG Laser GmbH, a German limited liability company having an office at Carl-Benz-Strasse 28, D-57299 Burbach, Germany (the “Company”), and Evgeny Scherbakov (“Executive” and, together with the Company, the “Parties”).
Whereas, the Company and Executive entered into that certain Service Agreement dated as of May 4, 2021 (as amended from time to time, the “Agreement”), and
Whereas, the Parties desire to amend Section 10 of the Agreement in the manner reflected herein to increase the duration of severance benefits under the Agreement from 18 months to 24 months, and
Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.Sections 10(ii)(d) and (e) of the Agreement are hereby deleted and replaced in their entirety with the following:

(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Company, for twenty-four (24) months following the date of termination; and
(e)    Cash reimbursement of amounts paid by Executive (sufficient to cover full family health care premiums) for a period of twenty-four (24) months following the termination of Executive’s service if Executive elects continuation of coverage. The foregoing notwithstanding, the Company’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.
2.Section 10(vi)(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

(e)    Cash reimbursement of amounts paid by Executive (sufficient to cover full family health care premiums) for a period of twenty-four (24) months following the termination of Executive’s service if Executive elects continuation of coverage. The foregoing notwithstanding, the Company’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or his dependents beyond that mandated by law. The foregoing notwithstanding, the Company’s obligation to such health care premiums described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or Executive’s dependents beyond that mandated by law.
2. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
3. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the Amendment Effective Date.

IPG LASER GMBH represented by its sole shareholder, IPG Photonics Corporation

By:	/s/ Timothy Mammen
Name: Timothy Mammen

/s/ Evgeny Scherbakov
Name: Evgeny Scherbakov